                               SECURITIES AND EXCHANGE COMMISSION

                                     Washington, D.C. 20549

                                           FORM 8-K/A

                                        (Amendment No. 1)

                                         CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 1998

                                         INTERLEAF, INC.
                     ------------------------------------------------------
                     (Exact name of registrant as specified in its charter)


        Massachusetts                   0-14713                 04-2729042
----------------------------     -----------------------     -------------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)


           62 Fourth Avenue
        Waltham, Massachusetts                                02451
----------------------------------------                    ----------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (781) 290-0710

         The undersigned hereby amends its Current Report on Form 8-K filed on September 24, 1998 as follows:


Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired

         PDR Automated Systems and Publications, Inc. Financial Statements

         Independent Auditors' Report and Independent Accountants' Compilation Report

         Audited Balance Sheet at June 30, 1998 and December 31, 1997

         Audited Statement of Operations for the six months ended June 30, 1998 and the year ended December 31, 1997 and for the six months ended June 30, 1997 (unaudited)

         Audited Statement of Stockholders Equity for the six months ended June 30, 1998 and the year ended December 31, 1997 and for the six months ended June 30, 1997 (unaudited)

         Audited Statement of Cash Flows for the six months ended June 30, 1998 and the year ended December 31, 1997 and for the six months ended June 30, 1997 (unaudited)

         Notes to Financial Statements

(b)      Pro Forma Financial Information

         Interleaf, Inc. and PDR Automated Systems and Publications, Inc. Unaudited Pro Forma Combined Balance Sheet at June 30, 1998

         Interleaf, Inc. and PDR Automated Systems and Publications, Inc. Unaudited Pro Forma Combined Statement of Operations for the twelve months ended March 31, 1998

         Interleaf, Inc. and PDR Automated Systems and Publications, Inc. Unaudited Pro Forma Combined Statement of Operations for the three months ended June 30, 1998

 (c)     Exhibits.

         10.1 Stock Purchase Agreement by and among Interleaf, Inc., PDR Automated Systems and Publications, Inc. and Dona D. Ray, with variable information for otherwise identical agreements with Messrs. Marksbury and Kloiber.*

         23.1 Consent of Dulworth, Breeding & Karns, Independent Accountants

------------------

*Previously filed by the Company in its Current Report on Form 8-K dated September 24, 1998.

                               --------------

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                INTERLEAF, INC.


Date: November 12, 1998         By: /s/ Peter J. Rice
                                    --------------------------------
                                    Peter J. Rice, Vice President, Finance and
                                    Administration, Chief Financial Officer and
                                    Treasurer

                              [LETTERHEAD]

INDEPENDENT AUDITORS' REPORT AND
INDEPENDENT ACCOUNTANTS' COMPILATION REPORT
-------------------------------------------


The Board of Directors of
PDR Automated Systems and Publications, Inc.:

We have audited the accompanying balance sheets of PDR Automated Systems and Publications, Inc. (an S Corporation) as of June 30, 1998, and December 31, 1997, and the related statements of operations, of stockholders' equity, and of cash flows for the six months ended June 30, 1998, and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PDR Automated Systems and Publications, Inc., as of June 30, 1998, and December 31, 1997, and the results of its operations and its cash flows for the six months ended June 30, 1998, and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

We have compiled the accompanying statements of operations and of cash flows of PDR Automated Systems and Publications, Inc., for the six months ended June 30, 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying statements of operations and of cash flows for the six months ended June 30, 1997, and, accordingly, do not express an opinion or any other form of assurance on them.


/s/ Dulworth, Breeding & Karns, LLP


September 17, 1998

                            PDR AUTOMATED SYSTEMS AND

                               PUBLICATIONS, INC.






                    Six Months Ended June 30, 1998 and 1997,

                        and Year Ended December 31, 1997



                              Financial Statements

BALANCE SHEETS

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.


                                                   June 30,    December 31,
                                                     1998         1997
                                                 ----------    ------------
  ASSETS
  Current Assets:

   Cash and cash equivalents                      $  384,162   $  305,624
   Trade accounts receivable:
    Billed                                         1,233,343    1,465,725
    Work in process                                   12,780        7,078
   Note receivable (including accrued
    interest) - current portion                    1,186,172    1,149,144
   Prepaid expenses and other current
    assets                                            10,392       13,359
                                                  ----------   ----------
          Total current assets                     2,826,849    2,940,930



  Property and Equipment, at cost:

   Furniture and equipment                           260,374      249,135

   Less accumulated depreciation and
    amortization                                     247,303      233,765
                                                  ----------   ----------

          Net property and equipment                  13,071       15,370


  Other Assets                                        14,105       14,588
  Note Receivable (including accrued
   interest)                                                    1,144,020
                                                  ----------   ----------




           TOTAL ASSETS                           $2,854,025   $4,114,908
                                                  ----------   ----------
                                                  ----------   ----------



See the accompanying notes to financial statements.

                                                      June 30,        December 31,
                                                       1998             1997
                                                     ----------       -----------
LIABILITIES
Current Liabilities:

 Accounts payable                                    $  137,114       $  123,287
 Accrued expenses                                       213,833          210,390
                                                     ----------       ----------


        Total current liabilities                       350,947          333,677






STOCKHOLDERS' EQUITY

 Common stock (authorized 10,000
  shares, issued 10,000 shares,
  no par value)                                          12,032           12,032
 Retained earnings                                    2,491,046        3,769,199
                                                     ----------       ----------

        Total stockholders' equity                    2,503,078        3,781,231
                                                     ----------       ----------



         TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                        $2,854,025       $4,114,908
                                                     ----------       ----------
                                                     ----------       ----------

STATEMENTS OF OPERATIONS

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.

                                                                 (Unaudited)
                                     Six Months     Year Ended    Six Months
                                        Ended      December 31,    Ended
                                    June 30, 1998     1997      June 30, 1997
                                    -----------------------------------------
Revenue:
 Services revenue                    $ 3,274,577   $ 5,695,830   $ 2,339,912
                                     -----------   -----------   -----------

        Total revenue                  3,274,577     5,695,830     2,339,912


Cost of Revenues:
 Services                              2,774,881     4,761,097     2,073,668
                                     -----------   -----------   -----------
         Total cost of revenue         2,774,881     4,761,097     2,073,668

Gross Margin                             499,696       934,733       266,244


Operating Expenses:
 Selling, general
  and administrative                     144,415       163,106        73,477
 Research and development                               72,714         1,732
                                     -----------   -----------   -----------
         Total operating expenses        144,415       235,820        75,209


Income From Operations                   355,281       698,913       191,035

Interest Income                           57,710       181,890        85,672
                                     -----------   -----------   -----------

            Net Income                 $ 412,991     $ 880,803     $ 276,707
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------

Income Per Share:
 Basic                                 $   41.30     $   88.08     $   27.67
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------
 Diluted                               $   41.30     $   88.08     $   27.67
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------

Shares Used In Computing Income
 Per Share:
 Basic                                    10,000        10,000        10,000
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------
 Diluted                                  10,000        10,000        10,000
                                     -----------   -----------   -----------
                                     -----------   -----------   -----------




See the accompanying notes to financial statements and independent auditors' report and independent accountants' compilation report.

STATEMENTS OF STOCKHOLDERS' EQUITY

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.


                                                 Common Stock
                                                 ------------
                                           Number
                                              of                       Retained
                                            Shares         Amount      Earnings
                                         -----------    -----------   -----------
Balance at December 31, 1996                  10,000   $    12,032   $ 7,093,645


 Net income                                                              880,803
 Distribution to stockholders                                         (4,205,249)
                                         -----------    -----------   -----------

Balance at December 31, 1997                  10,000        12,032      3,769,199


 Net income                                                              412,991
 Distribution to stockholders                                         (1,691,144)
                                         -----------    -----------   -----------

Balance at June 30, 1998                      10,000    $    12,032   $ 2,491,046
                                         -----------    -----------   -----------
                                         -----------    -----------   -----------





See the accompanying notes to financial statements.

STATEMENTS OF CASH FLOWS

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.

                                                                   (Unaudited)
                                       Six Months    Year Ended    Six Months
                                         Ended       December 31,    Ended
                                      June 30, 1998    1997       June 30, 1997
                                     ------------------------------------------
Cash flows from operating activities:
 Net income                          $  412,991    $   880,803  $   276,707
 Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Depreciation                            9,450         33,768       14,627
  Amortization                              482          1,625          330
  Changes in assets and liabilities:
   Decrease (increase) in trade
    accounts receivable                 226,680       (672,519)    (339,522)
   Decrease in prepaid expenses
    and other current assets              2,967          4,079        2,955
   Decrease in accrued interest
    on note receivable                  106,992         10,662       96,361
   Increase in accounts payable          13,827         95,906      124,733
   Increase in accrued expenses           3,443         81,653       58,077
                                     ----------    -----------  -----------
  Total adjustments                     363,841       (444,826)     (42,439)
                                     ----------    -----------  -----------

       Net cash provided by
        operating activities            776,832        435,977      234,268



Cash flows from investing activities:
 Purchases of property and equipment     (7,150)       (19,780)      (2,838)
 Purchases of other assets                              (2,891)
 Proceeds from note receivable        1,000,000      3,750,000    3,750,000
                                     ----------    -----------  -----------

       Net cash provided by
        investing activities            992,850      3,727,329    3,747,162










                       (continued on next page)

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.



                                                                   (Unaudited)
                                       Six Months    Year Ended    Six Months
                                         Ended       December 31,    Ended
                                      June 30, 1998    1997       June 30, 1997
                                     ------------------------------------------

Cash flows from financing activities:
 Distributions paid to stockholders  (1,691,144)    (4,205,249)   (4,130,247)
                                     ----------     ----------    ----------

       Net cash used in financing
        activities                   (1,691,144)    (4,205,249)   (4,130,247)
                                     ----------     ----------    ----------


NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                    78,538        (41,943)     (148,817)

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                    305,624        347,567       347,567
                                     ----------     ----------    ----------


CASH AND CASH EQUIVALENTS AT
 END OF PERIOD                       $  384,162     $  305,624     $ 198,750
                                     ----------     ----------    ----------
                                     ----------     ----------    ----------






See the accompanying notes to financial statements and independent auditors' report and independent accountants' compilation report.

NOTES TO FINANCIAL STATEMENTS

PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.

Six months ended June 30, 1998 and 1997, and Year Ended December 31, 1997

(See independent auditors' report and independent accountants' compilation report.)



NOTE A - SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF BUSINESS

Nature of Business

PDR Automated Systems and Publications, Inc. (the "Company") is a nationally recognized provider of services to support corporations in the development, management and distribution of information. The Company's clients operate primarily in high technology industries within the United States. Established in 1985 as a partnership and then incorporated in 1988, the Company is headquartered in Lexington, Kentucky, with operating offices in Santa Clara, California, Research Triangle Park, North Carolina and Acton, Massachusetts.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company's policy is to classify investments with maturities of ninety days or less as cash and cash equivalents in the accompanying statements of cash flows because they are readily convertible to a known amount of cash.

Allowance for Doubtful Accounts

Management believes an allowance for doubtful accounts was not considered necessary at June 30, 1998, and December 31, 1997. As is customary in the industry, the Company does not require collateral from customers in the ordinary course of business.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using both straight-line and accelerated methods over the estimated useful lives of the depreciable assets, ranging from five to seven years.

Computer Software Costs

The Company classifies the costs of planning, designing, and establishing the technological feasibility of a computer software product as research and development costs and charges those costs to expense when incurred. After technological feasibility has been established, costs of producing a marketable product and product masters are capitalized and amortized over the estimated life of the product.

For the periods ended June 30, 1998, and December 31, 1997, there were no capitalizable costs incurred. In addition, there were no costs for duplicating computer software from product masters documentation and training manuals, and for packaging the product for distribution. There were no costs for product maintenance and support incurred either.

Revenue Recognition

Services revenue is recognized when earned.

Income Taxes

The Company has elected under Internal Revenue Code Section 1362(a) to be treated as a small business corporation (an S corporation election) for federal and state income tax purposes. Under those provisions, income and tax credits are passed through to the stockholders. The stockholders are taxed individually on their share of corporate earnings. The Company has elected the cash basis of accounting for income tax purposes.


NOTE B - CASH AND CASH EQUIVALENTS

At June 30, 1998, and December 31, 1997, the Company had invested $380,654 and $302,116, respectively, in a cash management account. The underlying investment fund invests in short-term US Treasury and US Government Agency obligations, repurchase agreements relating to such obligations, and a PNC Bank, N.A. deposit account. The average maturities of the fund generally range between 20 and 60 days. The account is not guaranteed or insured by any bank or government agency. The Company has not experienced any losses with this account.

NOTE C - PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following:

                                                    June 30,    December 31,
                                                     1998            1997
                                                    --------    ------------
         Office and other equipment                 $213,715      $202,476
         Furniture                                    46,659        46,659
                                                    --------      --------
         Furniture and equipment                     260,374       249,135
         Less allowance for depreciation
           and amortization                          247,303       233,765
                                                    --------      --------
         Net property and equipment                 $ 13,071      $ 15,370
                                                    --------      --------
                                                    --------      --------


NOTE D - LONG-TERM LEASES

All noncancelable long-term leases have been categorized as operating leases. The Company has leases for office space ranging from monthly to five years. The month to month lease is with an entity partially owned by a related party. Property taxes, insurance, maintenance and expenses related to the leased property are included in all but one of the leases. One lease does require the Company to pay maintenance and utilities directly.

Total rental expense under operating leases was $66,999 during the six months ended June 30, 1998, and $135,969 during the year ended December 31, 1997, with approximately $5,280 and $10,560, respectively, of these amounts being to the entity partially owned by a related party. During the unaudited period from January 1, 1997, through June 30, 1997, total rental expense under operating leases was $64,960 with approximately $5,280 of this amount being to the entity partially owned by a related party.

Minimum future obligations on operating leases in effect at June 30, 1998, are as follows for the periods ended December 31:

         July 1, 1998, through December 31, 1998        $  61,243
         January 1, 1999, through December 31, 1999        76,636
         January 1, 2000, through December 31, 2000        56,088
         January 1, 2001, through December 31, 2001        40,658
                                                        ---------

         Total                                          $ 234,625
                                                        ---------
                                                        ---------

NOTE E - ACCRUED EXPENSES

Accrued expenses consisted of the following:

                                                June 30,  December 31,
                                                    1998       1997
                                                --------  ------------
Accrued payroll and withholdings                $153,628   $150,513
Accrued vacation                                  29,965     15,016
Accrued unemployment                               8,474     19,821
Other                                             21,766     25,040
                                                --------   --------
                                                $213,833   $210,390
                                                --------   --------
                                                --------   --------


NOTE F - 401(k) PROFIT SHARING PLAN AGREEMENT

The Company maintains a 401(k) profit sharing plan covering employees who have completed one year of service and attained the age of 21.
Employees may elect to contribute up to 15% of their salary on a pretax basis. Employer matching contributions and profit sharing contributions are determined annually by the Board of Directors. Employees become partially vested in employer matching and profit sharing contributions after three years of employment with the Company with a gradual increase in the vesting percentage over the next four years, at which time they become fully vested. Any non-vested amounts will be forfeited by the terminating participant and will be used to offset future contributions. The match for the year ended December 31, 1997, and for the six months ended June 30, 1998, was 50% on the first 5% of salary deferred with $16,713 and $8,441, respectively, paid from forfeitures. For the unaudited period from January 1, 1997, through June 30, 1997, there was $16,713 paid from forfeitures. The profit sharing/401(k) match expenses for the six months ended June 30, 1998, and for the year ended December 31, 1997, were $19,362 and $20,003, respectively. Due to forfeitures, there was no profit sharing/401(k) match expense for the unaudited period from January 1, 1997, through June 30, 1997.


NOTE G - MAJOR CUSTOMER

One major customer comprised approximately 53% and 52%, respectively, of the Company's services revenue during the six months ended June 30, 1998, and the year ended December 31, 1997. This customer accounted for $1,725,420 and $2,953,519, respectively, of services revenue during the six months ended June 30, 1998, and the year ended December 31, 1997. The related trade accounts receivable-billed at June 30, 1998, and December 31, 1997, were $562,300 and $565,315, respectively. For the unaudited period from January 1, 1997, through June 30, 1997, there was $1,243,785 of service revenue from this customer and related trade accounts receivable-billed at June 30, 1997, of $626,738.

NOTE H - SALE OF ASSETS

Effective April 1, 1996, the Company entered into an agreement to sell certain assets of the Advanced Technology division to a major customer.

The purchase price of $6,000,000 was payable in cash and a note receivable as follows:

(a) $250,000 in cash at the closing;
(b) $2,750,000, plus interest at the average rate of interest on 90 day commercial paper, payable in January 1997;
(c) $1,000,000, plus interest at the prime rate, payable in January 1997;
(d) $1,000,000, plus interest at the prime rate, payable not later than January 31, 1998; and
(e) $1,000,000, plus interest at the prime rate, payable not later than January 31, 1999.

The agreement transferred ownership of the fixed assets ($23,993 of net book value at April 1, 1996) and intangible assets including software products and all customer contracts of the division. The Company was released from responsibility on equipment leases and maintenance contracts transferred. The operations of the Information Services division continued unchanged.

NOTE I - INCOME PER SHARE

There were 10,000 shares of common stock outstanding for all periods presented. There were no dilutive securities issued or outstanding.


NOTE J - CHANGE IN OWNERSHIP

Effective August 31, 1998, the Company's stockholders sold all their common stock to an unrelated corporate entity. The Company's S corporation election terminated with the sale of the stock. Thereafter, the Company will be included in the consolidated tax filings of its acquiror, a C corporation.

                        INTERLEAF, INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations that actually would have been realized had Interleaf, Inc. ("Interleaf") and PDR Automated Systems and Publications, Inc. ("PDR") been a combined company during the specific periods. Additionally, they are not indicative of the results of future combined operations.

The following pro forma combined financial statements give effect to the business combination of Interleaf and PDR using the purchase method of accounting. The pro forma combined financial statements utilize the audited financial statements of Interleaf for the fiscal year ended March 31, 1998 and of PDR for the fiscal year ended December 31, 1997, and the unaudited financial statements of Interleaf and of PDR for the three months ended June 30, 1998. The pro forma combined statements of operation assume that the acquisition took place as of the beginning of the periods presented. The pro forma combined balance sheet assumes that the acquisition took place as of the end of the interim period. Due to the differing fiscal years of the combining entities, the results of PDR's quarter ended March 31, 1998 have not been reflected in the pro forma results of operations. PDR's revenue and net income for the three months ended March 31, 1998 were $1.6 million and $.2 million, respectively.

The unaudited pro forma combined financial statements have been prepared by management and should be read in conjunction with the historical financial statements of Interleaf and PDR. An independent third party appraisal company has been engaged to conduct a valuation of the intangible assets acquired. The unaudited pro forma combined financial statements are based on certain assumptions and preliminary estimates which may be subject to change.

      Interleaf, Inc. and PDR Automated Systems and Publications, Inc.


                  Pro Forma Combined Balance Sheets*
                                 June 30, 1998
                                  (Unaudited)

In thousands, except for share and per share amounts


                                                                                 Assets Dr(Cr)
                                                        ----------------------------------------------------------
                                                                                                Pro Forma
                                                                                                ----------
                                                                                      Acquisition
                                                                                      Adjustments
                                                        Interleaf, Inc.      PDR        (Note 1)         Combined
                                                        ---------------      ---       --------          ---------
Current Assets
Cash and cash equivalents                                   $23,486       $   384      $(2,863) (a)        $21,007
Accounts receivable, net of reserve for doubtful accounts     8,416         1,246         --                 9,662
Note receivable                                                --           1,186         --                 1,186
Prepaid expenses and other current assets                       880            11         --                   891
                                                            -------       -------        ------            -------
Total Current Assets                                         32,782         2,827       (2,863)             32,746
Property and equipment, net                                   2,605            13         --                 2,618
Intangible assets                                               416            --        1,554 (b)           1,970
Other assets                                                    417            14         --                   431
                                                            -------       -------        ------            -------
Total Assets                                                $36,220       $ 2,854       $(1,309)           $37,765
                                                            -------       -------        ------            -------
                                                            -------       -------        ------            -------


                                                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
                                                                                      (Dr)Cr
                                                             -------------------------------------------------------
Current Liabilities
Accounts payable                                             $  2,012       $    137          --            $  2,149
Accrued expenses                                               11,025            214         2,034 (c)        13,273
Unearned revenue                                               10,546           --            --              10,546
Accrued restructuring                                           1,353           --            --               1,353
                                                             --------       --------      --------          --------
Total Current Liabilities                                      24,936            351         2,034            27,321
Long-term restructuring                                         1,692           --            --               1,692
                                                             --------       --------      --------          --------
Total Liabilities                                              26,628            351         2,034            29,013
                                                             --------       --------      --------          --------

Shareholders' Equity (Deficit)
Preferred stock, par value $.10 per authorized
5,000,000 shares:
Series B, C and D, C & D                                          188                                            188
Common stock                                                      185             12           (12) (d)          185
Additional paid-in capital                                     93,393             --          --              93,393
Retained earnings(deficit)                                    (83,818)         2,491        (3,331) (e)      (84,658)
Cumulative translation adjustment                                (356)          --            --                (356)
                                                             --------       --------      --------          --------

Total Shareholders' Equity (Deficit)                            9,592          2,503        (3,343)            8,752
                                                             --------       --------      --------          --------
Total Liabilities and Shareholders' Equity (Deficit)         $ 36,220       $  2,854      $ (1,309)         $ 37,765
                                                             --------       --------      --------          --------
                                                             --------       --------      --------          --------


Note 1 - The pro forma balance sheet has been prepared to reflect the acquisition of PDR Automated Systems and Publications Inc. ("PDR") by Interleaf, Inc. (the "Company) for an aggregate price of $ 3,711 plus future consideration of cash, stock or a combination of both at Interleaf's discretion, the amount of which is dependent upon the resolution of certain earn out provisions . Pro forma adjustments have been made to reflect:

(a)      The initial cash payment of $2,863 for the purchase of PDR.

(b)      Goodwill and other intangibles recorded.

(c) Minimum contingent amounts due to the former shareholders of PDR, estimated acquisition costs and for the proceeds of an asset not acquired by the Company.

(d)      The elimination of the common stock account of PDR.

(e) The elimination of the acquired retained earnings of PDR, and write off of $840 of acquired in-process research and development expense.

            INTERLEAF, INC. AND PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.
                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                     TWELVE MONTHS
                                       Unaudited

                                                                                                                Pro Forma
                                                                                                    --------------------------------
                                                                                                    Acquisition
                                                                3/31/98            12/31/97         Adjustments
                                                            Interleaf, Inc.          PDR             (Note 2)              Combined
                                                            ---------------          ---             --------
In thousands, except for per share
amounts
Revenues:
Products                                                       $ 13,335          $    -                $   -            $ 13,335
Maintenance                                                      26,083                                                   26,083
Services                                                         13,159           5,696                                   18,855
                                                               ------------------------------------------------------------------
Total Revenue                                                    52,577           5,696                    0              58,273
                                                               ------------------------------------------------------------------
Costs of revenues:
Products                                                          3,966                                                    3,966
Maintenance                                                       3,747                                                    3,747
Services                                                         11,324           4,761                                   16,085
                                                               ------------------------------------------------------------------
Total costs of revenues                                          19,037           4,761                    0              23,798
                                                               ------------------------------------------------------------------
Gross Margin                                                     33,540             935                    0              34,475
                                                               ------------------------------------------------------------------

Operating Expenses:
Selling, general and administrative                              22,281             163                  155  (a)         22,599
Research and development                                          8,897              73                                    8,970
                                                               ------------------------------------------------------------------
Total Operating Expenses                                         31,178             236                  155              31,569
                                                               ------------------------------------------------------------------

Income (loss) from operations                                     2,362             699                 (155)              2,906
Other Income (expense)                                              153             182                 (122)  (b)           213
                                                               ------------------------------------------------------------------

Income (loss) before income taxes                                 2,515             881                 (277)              3,119
Provision for income taxes                                           79               0                    0                  79
                                                               ------------------------------------------------------------------

Net income (loss)                                                 2,436             881                 (277)              3,040
Dividends on preferred stock                                      (458)               0                    0                (458)
                                                               ------------------------------------------------------------------
Net income (loss) applicable to common stockholders               1,978             881                 (277)              2,582
                                                               ------------------------------------------------------------------
                                                               ------------------------------------------------------------------
Earnings per share:
  Basic                                                          $ 0.11                                                   $ 0.14
                                                               ------------------------------------------------------------------
                                                               ------------------------------------------------------------------
  Diluted                                                        $ 0.09                                                   $ 0.11
                                                               ------------------------------------------------------------------
                                                               ------------------------------------------------------------------
Shares used in computing primary earnings per share:
  Basic                                                          17,857                                                   17,857
                                                               ------------------------------------------------------------------
                                                               ------------------------------------------------------------------
  Diluted                                                        24,808                                                   24,808
                                                               ------------------------------------------------------------------
                                                               ------------------------------------------------------------------

Note 2 - The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition of PDR as of April 1, 1997 as described in
Note 1 to the pro forma balance sheet.

(a) Annual amortization of goodwill and other purchased intangibles based on ten year useful life.

(b) Interest income forgone from April 1, 1997 due to the acquisition of PDR for cash of $ 2,863

Management estimates that approximately $840 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge. This amount has been reflected as reduction to stockholders' equity and has not been included in the pro forma combined statements of operations due to its non-recurring nature. The pro forma share impact would have been as follows:

                                 FISCAL YEAR ENDED
                                      3/31/98

               Basic                  $  (0.05)
                                      --------
                                      --------
               Diluted                $  (0.03)
                                      --------
                                      --------

     INTERLEAF, INC. AND PDR AUTOMATED SYSTEMS AND PUBLICATIONS, INC.
               PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED JUNE 30,1998
                                Unaudited

                                                                                                               Pro Forma
                                                                                                    ------------------------------
                                                                                                    Acquisition
                                                                                                    Adjustments
                                                                Interleaf, Inc.        PDR            (Note 3)         Combined
                                                                --------------         -----       ------------        -----------
In thousands, except for per share amounts
Revenues:
Products                                                           $  2,227             $ -                            $   2,227
Maintenance                                                           5,848                                                5,848
Services                                                              2,933           1,630                                4,563
                                                                -----------------------------------------------------------------
Total Revenue                                                        11,008           1,630               -               12,638
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------
Costs of revenues:
Products                                                                636                                                 636
Maintenance                                                             825                                                 825
Services                                                              2,697           1,374                               4,071
                                                                -----------------------------------------------------------------
Total costs of revenues                                               4,158           1,374                               5,532
                                                                -----------------------------------------------------------------

Gross Margin                                                          6,850             256                 -             7,106
                                                                -----------------------------------------------------------------
Operating Expenses:
Selling, general and administrative                                   4,970              70                39 (a)         5,079
Research and development                                              1,773                                               1,773
                                                                -----------------------------------------------------------------

Total Operating Expenses                                              6,743              70                39             6,852
                                                                -----------------------------------------------------------------
Income (loss) from operations                                           107             186               (39)              254


Other Income (expense)                                                  147              29               (30) (b)          146
                                                                -----------------------------------------------------------------
Income (loss) before income taxes                                       254             215               (69)              400
Provision for income taxes
                                                                -----------------------------------------------------------------

Net income (loss)                                                       254             215               (69)              400


Dividends on preferred stock                                          (574)               0                 0              (574)
                                                                -----------------------------------------------------------------
Net income (loss) applicable to common stockholders                   (320)             215               (69)             (174)
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------
Earnings per share:
  Basic                                                           $  (0.02)                                          $   (0.01)
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------
  Diluted                                                         $  (0.02)                                          $   (0.01)
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------
Shares used in computing
primary earnings per share
  Basic                                                              18,378                                              18,378
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------
  Diluted                                                            18,378                                              18,378
                                                                -----------------------------------------------------------------
                                                                -----------------------------------------------------------------


Note 3 - The above statement gives effect to the following pro forma adjustments necessary to reflect the acquisition of PDR as of April 1, 1998 as described in
Note 1 to the pro forma balance sheet.

(a) Quarterly amortization of goodwill and other purchased intangibles based on ten year useful life.

(b) Quarterly interest income forgone for the three months ended June 30, 1998 due to the acquisition of PDR for cash of $ 2,863

Management estimates that approximately $840 of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring charge. This amount has been reflected as reduction to stockholders' equity and has not been included in the pro forma combined statements of operations due to its non-recurring nature. The pro forma share impact would have been as follows:


                                 THREE MONTHS ENDED
                                      6/30/98

               Basic                  $  (0.05)
                                      --------
                                      --------
               Diluted                $  (0.05)
                                      --------
                                      --------

                                  EXHIBIT INDEX

 Exhibit No.                                       Description

     10.1       Stock Purchase Agreement by and among Interleaf, Inc., PDR Automated Systems and
                Publications, Inc. and Dona D. Ray, with variable information for otherwise identical agreements with Messrs. Marksbury and Kloiber.*

     23.1       Consent of Dulworth, Breeding & Karns, LLP

------------
* Previously filed by the Company in its Current Report on Form 8-K dated September 24, 1998.